UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): April 17, 2019

ENB Financial Corp

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 E. Main St., Ephrata, PA	17522-0457
(Address of principal executive offices)	(Zip Code)

(717) 733-4181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 8.01	Other Events

ENB Financial Corp (the “Corporation”) announced that on April 17, 2019, its Board of Directors declared a two-for-one stock split of the company’s issued and outstanding common stock pursuant to which one (1) additional share of common stock will be issued for each share of common stock held by shareholders of record as of the close of business on May 31, 2019. The additional shares are expected to be issued on June 28, 2019. The stock split will be effected pursuant to articles of amendment to the articles of incorporation to reduce the par value of the common stock from $0.20 to $0.10 and increase the authorized shares of common stock proportionately from 12,000,000 to 24,000,000.

The Corporation announced that on April 17, 2019, its Board of Directors declared a $0.31 per share 2nd quarter cash dividend payable on June 14, 2019, to shareholders of record on May 15, 2019.

A copy of the press release regarding these events is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated as of April 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: April 18, 2019	By:	/s/ Scott E. Lied
Scott E. Lied
Treasurer
(Principal Financial Officer)